EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100947, 333-109708, 333-106629, 333-109708, 333-133269, 333-142591, 333-147605 and 333-170437) and Form S-8 (Nos. 333-84657, 333-68200, 333-91068, 333-93305, 333-123339 and 333-163212) of CytRx Corporation of our reports dated March 11, 2011, relating to the consolidated financial statements and schedule and the effectiveness of CytRx Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California
March 11, 2011